Exhibit 32.1
Certification of President and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350
     In connection with the Quarterly Report on Form 10-Q of Highland Distressed Opportunities, Inc. (the “Company”) for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James D. Dondero, as President of the Company, and M. Jason Blackburn, as the Secretary and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 15, 2007

By:	/s/ James D. Dondero
James D. Dondero
President (Principal Executive Officer)

By:	/s/ M. Jason Blackburn
M. Jason Blackburn
Secretary and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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